SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 1 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 11, 2001
                Date of Report (date of earliest event reported)

                              VISIONICS CORPORATION
               (Exact name of Registrant as Specified in Charter)

           Delaware                  0-18856                41-1545069
(State or Other Jurisdiction   (Commission File No.)   (IRS Employer ID No.)
     of Incorporation)

         5600 Rowland Road, Suite 205, Minnetonka, Minnesota 55343-4315
                    (Address of principal executive offices)

                                 (952) 932-0888
              (Registrant's telephone number, including area code)


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ITEM 5. Other Events

         On October 11, 2001, Visionics Corporation (the "Company") closed on a private placement offering of common stock and warrants. A total of 1,801,800 shares were sold to accredited investors at a price of $11.10 each with total net proceeds to the Company of approximately $19.0 million. The Company issued warrants to purchase up to 36,036 shares of common stock at an exercise price of $16.86 per share to an investment-banking firm as partial compensation for services rendered in the private placement.

ITEM 7. Financial Statements, Pro Forma Financial Information And Exhibits

(c)      Exhibits

Exhibits
(Referenced to
Item 601 of
Regulation S-K)    Description of Exhibit
---------------    ----------------------

4.1 Registration Rights Agreement dated October 5, 2001 by and among Visionics Corporation and the Investors named therein.

10.1 Purchase Agreement dated October 5, 2001 among the Company and the Investors named therein (including Exhibit A - Form of Warrant).

99.1               Press Release issued by the Company on October 11, 2001.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        VISIONICS CORPORATION


Dated: October 18, 2001                 By:   /s/ Robert F. Gallagher
                                        -------------------------------
                                        Robert F. Gallagher
                                        Chief Financial Officer


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